Exhibit 10.4
Execution Version
Amendment No. 1 to Guaranty Agreement
          AMENDMENT NO. 1 (this “Amendment”) to the Guaranty referred to below, dated as of November 12, 2008, among the Borrower and each Subsidiary of the Borrower executing a signature page hereto (each, a “Subsidiary Guarantor” and together with the Borrower, the “Guarantors”), and the Administrative Agent.
WITNESSETH:
          WHEREAS, pursuant to the Credit Agreement, the Administrative Agent, the Borrower and each Subsidiary Guarantor entered into that certain Guaranty Agreement, dated as of May 7, 2008 (the “Guaranty”; capitalized terms used herein and not otherwise defined having the meanings specified in the Guaranty); and
          WHEREAS, the Administrative Agent, the Borrower and each Subsidiary Guarantor have agreed to amend the Guaranty as set forth herein.
          NOW, THEREFORE, in consideration of the premises and the covenants and obligations contained herein the parties hereto agree as follows:
     Section 1. Amendments to the Guaranty.
          Subject to the terms and conditions set forth herein, effective as of the Amendment Effective Date (as defined below), the Administrative Agent, the Borrower and each of the Subsidiary Guarantors hereby agree that the Guaranty shall be amended in its entirety to read as Exhibit A attached hereto.
     Section 2. Conditions Precedent to the Effectiveness of this Amendment
          This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”) when the Administrative Agent shall have received this Amendment, duly executed by the Borrower, the Subsidiary Guarantors and the Administrative Agent.
     Section 3. Reference to the Effect on the Guaranty
          (a) As of the Amendment Effective Date, each reference in the Guaranty to “this Guaranty,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Guaranty as modified hereby, and this Amendment and shall be read together and construed as a single instrument. This Amendment shall constitute a Loan Document.
          (b) Except as expressly amended hereby, all of the terms and provisions of the Guaranty are and shall remain in full force and effect and are hereby ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Issuing Banks or the Administrative Agent under the Guaranty, nor constitute a waiver or amendment of any other provision of the Guaranty or for any purpose except as expressly set forth herein.

     Section 4. Execution in Counterparts
          This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all parties shall be lodged with the Borrower and the Administrative Agent.
     Section 5. Governing Law
          This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
     Section 6. Section Titles
          The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not the entire Section; provided, however, that in the case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.
     Section 7. Notices
          All communications and notices hereunder shall be given in accordance with the Guaranty.
     Section 8. Successors
          This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 9. Waiver of Jury Trial
          EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, this Amendment has been duly executed by each Guarantor as of the day and year first set forth above.
A & W CONCENTRATE COMPANY
AMTRANS, INC.
BERKELEY SQUARE US, INC.
BEVERAGE INVESTMENTS LLC
DPS FINANCE II, INC.
     (f/k/a CADBURY ADAMS FINANCE CORPORATION)
DP BEVERAGES INC.
     (f/k/a CADBURY BEVERAGES INC.)
BEVERAGES DELAWARE INC.
     (f/k/a CADBURY BEVERAGES DELAWARE INC.)
DPS AMERICAS BEVERAGES, LLC
     (f/k/a CADBURY SCHWEPPES AMERICAS INC.)
DPS BEVERAGES, INC.
     (f/k/a CADBURY SCHWEPPES AMERICAS BEVERAGES, INC.)
DPS AMERICAS BEVERAGES INVESTMENTS, INC.
     (f/k/a CADBURY SCHWEPPES AMERICAS INVESTMENTS INC.)
DPS FINANCE I, INC.
     (f/k/a CADBURY SCHWEPPES FINANCE, INC.)
DPS HOLDINGS U.S.
     (f/k/a CADBURY SCHWEPPES HOLDINGS (U.S.))
DPS BUSINESS SERVICES, INC.
     (f/k/a CADBURY SCHWEPPES SBS, INC.)
DPS HOLDINGS INC.
     (f/k/a CBI HOLDINGS INC.)
DR PEPPER COMPANY
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
DR PEPPER SNAPPLE GROUP, INC.
HIGH RIDGE INVESTMENTS US, INC.
INTERNATIONAL INVESTMENTS MANAGEMENT LLC

By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Executive Vice President

[SIGNATURE PAGE TO AMENDMENT 1 TO GUARANTY ]

MOTT’S GENERAL PARTNERSHIP
MOTT’S LLP
MSSI LLC
NANTUCKET ALLSERVE, INC.
NUTHATCH TRADING US, INC.
PACIFIC SNAPPLE DISTRIBUTORS, INC.
ROYAL CROWN COMPANY, INC.
SOUTHEAST-ATLANTIC BEVERAGE CORPORATION
SNAPPLE BEVERAGE CORP.
SNAPPLE DISTRIBUTORS, INC.
THE AMERICAN BOTTLING COMPANY           (for itself and as successor to the following:)
BEVERAGE MANAGEMENT, INC.
CADBURY SCHWEPPES BOTTLING GROUP, INC.
DR PEPPER BOTTLING COMPANY OF TEXAS
DR PEPPER BOTTLING OF SPOKANE, INC.
SEVEN UP BOTTLING COMPANY OF SAN FRANCISCO
SEVEN-UP/RC BOTTLING COMPANY, INC.

By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Executive Vice President

AMERICAS BEVERAGES MANAGEMENT GP INTERNATIONAL BEVERAGE INVESTMENTS GP
By:	/s/ James L. Baldwin
	Name:	James L. Baldwin
	Title:	Designated Representative

[SIGNATURE PAGE TO AMENDMENT 1 TO GUARANTY ]

ACKNOWLEDGED AND AGREED as of the date first above written: JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Linda Carper
	Name:	Linda Carper
	Title:	Executive Director

[SIGNATURE PAGE TO AMENDMENT 1 TO GUARANTY ]

EXHIBIT A
          GUARANTY, dated as of May 7, 2008 (this “Guaranty”), by the Borrower (as defined below) and each of the Subsidiaries (as defined below) of the Borrower executing a signature page hereto (each, a “Subsidiary Guarantor” and together with the Borrower, the “Guarantors”), in favor of the Administrative Agent, each Lender, and each other holder of a Guaranteed Obligation (each as defined below) (each, a “Guaranteed Party” and, collectively, the “Guaranteed Parties”).
WITNESSETH:
          WHEREAS, pursuant to the Amended and Restated Credit Agreement dated as of April 11, 2008 among Dr Pepper Snapple Group, Inc. (the “Borrower”), the Lenders and Issuing Banks party thereto, JPMorgan Chase Bank N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A., as syndication agent, Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., and UBS Securities LLC as documentation agents, and the other parties thereto (together with all appendices, exhibits, and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”); the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein. Capitalized terms defined in the Amended and Restated Credit Agreement and used (but not otherwise defined) herein are used herein as so defined.
          WHEREAS, each Subsidiary Guarantor is a direct or indirect Subsidiary of the Borrower; and
          WHEREAS, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans and the granting of the other financial accommodations to the Borrower under the Amended and Restated Credit Agreement;
          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
Guaranty
          (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Guaranteed Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Borrower or any Subsidiary of the Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under Title 11 of the United States Code (the “Bankruptcy Code”), or any applicable provisions of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.
          (b) Each Guarantor further agrees that, if any payment made by the Borrower or any other Person and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, to the extent of such payment or repayment, the Guarantor’s liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment; provided, however, that any such reinstated Guaranty shall be released immediately upon the Guaranteed Obligations being indefeasibly paid in full.
          (c) “Guaranteed Obligations” means the Obligations and all obligations of the Borrower or any Subsidiary of the Borrower (i) under any Swap Agreement entered into by any Loan Party with any Person that is a Lender or Affiliate of any Lender, (ii) under any Designated Swap Agreement or (iii) in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided by any Person that is a Lender or Affiliate of any Lender.
          (d) The terms and conditions of this Guaranty and the Guaranteed Parties’ rights and remedies under this Guaranty and the other Loan Documents shall apply to all of the Obligations incurred under the Amended and Restated Credit Agreement.
ARTICLE II
Limitation of Guaranty
          Any term or provision of this Guaranty or any other Loan Document or any Swap Agreement to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator and common law, (ii) Article III (Contribution) of this Guaranty or (iii) any other obligation, agreement, undertaking or similar provisions of any security or any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Guaranteed Obligations by such parties.
ARTICLE III
Contribution
          To the extent that any Guarantor shall be required hereunder to pay a portion of the Guaranteed Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Guarantor from the Loans and the other financial accommodations provided to the Borrower under the Loan Documents or the Borrower or other Guarantor under any Swap Agreement and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the other Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought.
ARTICLE IV
Authorization; Other Agreements
          The Guaranteed Parties are hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements, to the fullest extent permitted by applicable law, each are expressly waived hereby, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:
          (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by any Guarantor and delivered to the Guaranteed Parties or any of them, including any increase or decrease of principal or the rate of interest thereon, in each case to the extent permitted by the Loan Documents;
          (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guaranteed Obligations, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guaranteed Parties or any of them, in each case to the extent permitted by the Loan Documents;
          (c) accept partial payments on the Guaranteed Obligations;

          (d) receive, take and hold security or collateral for the payment of the Guaranteed Obligations or any part of them from any Person with the consent of such Person and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such security or collateral;
          (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guaranteed Obligations or any part of them or any other guaranty therefor, in any manner;
          (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Guaranteed Obligations or any part of them with the consent of such guarantor, maker or endorser and otherwise deal with the Borrower or any other guarantor, maker or endorser;
          (g) apply to the Guaranteed Obligations any payment or recovery (x) from the Borrower, from any other guarantor, maker or endorser of the Guaranteed Obligations or any part of them or (y) from the Subsidiary Guarantors in such order as provided herein, in each case whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others;
          (h) apply to the Guaranteed Obligations any payment or recovery from the Guarantors of the Guaranteed Obligations or any sum realized from security furnished by the Guarantors upon their indebtedness or obligations to the Guaranteed Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Guaranteed Obligations; and
          (i) refund at any time any payment received by any Guaranteed Party in respect of any Guaranteed Obligations with the consent of the Person receiving such refund, and payment to such Guaranteed Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantors hereunder in respect of the amount so refunded;
even if any right of reimbursement or subrogation or other right or remedy of the Guarantors are extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non judicial or other proceeding in respect of the Guaranteed Obligations that impairs any subrogation, reimbursement or other right of the Guarantors).
ARTICLE V
Guaranty Absolute and Unconditional
          Each Guarantor hereby waives, to the fullest extent permitted by applicable law, any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following (in each case to the fullest extent permitted by applicable law):

          (a) the invalidity or unenforceability of any of (i) the Borrower’s obligations under the Amended and Restated Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, (ii) any other guaranty of the Obligations or any part of them or (iii) any obligations of the Borrower or any Subsidiary of the Borrower under any Swap Agreement with a Lender or Affiliate of any Lender;
          (b) the absence of any attempt to collect the Guaranteed Obligations or any part of them from the Borrower or any Subsidiary of the Borrower, as applicable, or other action to enforce the same;
          (c) any Guaranteed Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
          (d) any borrowing or grant of a Lien by the Borrower or any Subsidiary of the Borrower, as debtor in possession, or extension of credit, under Section 364 of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
          (e) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Party’s claim (or claims) for repayment of the Obligations;
          (f) any use of cash collateral under Section 363 of the Bankruptcy Code;
          (g) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
          (h) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower or any Subsidiary of the Borrower, including any discharge of, or bar or stay against collecting, any Guaranteed Obligations (or any part of them or interest thereon) in or as a result of any such proceeding;
          (i) failure by any Guaranteed Party to file or enforce a claim against the Borrower or any Subsidiary of the Borrower or its estate in any bankruptcy or insolvency case or proceeding;
          (j) any action taken by any Guaranteed Party if such action is authorized hereby; or
          (k) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Guaranteed Obligations.

ARTICLE VI
Waivers
          Each Guarantor hereby waives, to the fullest extent permitted by applicable law, diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Guaranteed Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower or any of its Subsidiaries. Until the Guaranteed Obligations are irrevocably paid in full and the Commitments have been terminated, no Guarantor shall, nor shall any Guarantor permit any of its Subsidiaries to, assert any claim or counterclaim it may have against any Guarantor or, except in the case of the netting of intercompany balances in the ordinary course of business, set off any of its obligations to any Guarantor against any obligations of the Guarantor to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance, or the termination or release of such Guarantor’s obligations hereunder in accordance with the terms hereof.
ARTICLE VII
Reliance
          Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and its Subsidiaries and any endorser and other guarantor of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and such Guarantor hereby agrees that no Guaranteed Party shall have any duty to advise it of information known to it regarding such condition or any such circumstances. In the event any Guaranteed Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Borrower or any Subsidiary of the Borrower, such Guaranteed Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guaranteed Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to the Borrower or its Subsidiaries.
ARTICLE VIII
Deferral of Subrogation and Contribution Rights
          Until the Guaranteed Obligations have been irrevocably paid in full and the Commitments have been terminated, no Guarantor shall enforce or otherwise exercise any right of subrogation to any of the rights of the Guaranteed Parties or any part of them against the any Guarantor or any right of reimbursement or contribution or similar right against the Borrower by reason of this Guaranty or by any payment made by such Guarantor in respect of the Guaranteed Obligations.

ARTICLE IX
Subordination
          Each Guarantor hereby agrees that any Indebtedness of Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Guaranteed Obligations; provided that, until (x) the occurrence and during the continuation of any Event of Default, under clauses (a), (b) (with respect to interest only), (h) or (i) of Article VII of the Amended and Restated Credit Agreement, and (y) notice is given by the Administrative Agent to the Borrower, the Borrower and the Subsidiary Guarantors shall be permitted to make payments in respect of the Guarantor Subordinated Debt in accordance with the terms thereof. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by the applicable Subsidiary Guarantor as trustee for the Guaranteed Parties and shall be paid over to the Administrative Agent immediately on account of the Guaranteed Obligations, but without otherwise affecting in any manner such Subsidiary Guarantor’s liability hereof. Each Subsidiary Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Subsidiary Guarantor’s rights thereunder. If for any reason a Subsidiary Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, each Subsidiary Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Subsidiary Guarantor’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Subsidiary Guarantor hereby assigns to the Administrative Agent all of its rights to any payments or distributions to which it otherwise would be entitled. If the amount so paid is greater than such Subsidiary Guarantor’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto.
ARTICLE X
Default; Remedies
          The obligations of the Guarantors hereunder are independent of and separate from the Guaranteed Obligations. If any Guaranteed Obligation is not paid when due, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Guaranteed Obligations then due, without first proceeding against the Borrower or any Subsidiary of the Borrower or any other guarantor of the Guaranteed Obligations or joining the Borrower or any Subsidiary of the Borrower or any other guarantor in any proceeding against any guarantor.
ARTICLE XI
Irrevocability, Termination or Release

          With respect to any Guarantor, this Guaranty shall be irrevocable as to the Guaranteed Obligations (or any part thereof) until the Commitments have been terminated and all monetary Guaranteed Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be terminated and cancelled. A Subsidiary Guarantor shall be automatically released from its obligations hereunder upon the consummation of any transaction permitted by the Loan Documents, as a result of which such Subsidiary Guarantor ceases to be a Subsidiary, becomes an Excluded Subsidiary or is otherwise relieved of its obligations to provide the guarantee hereunder. Upon such termination or cancellation of this Guaranty, or upon such release of a Subsidiary Guarantor from its obligations hereunder, and at the written request of such Subsidiary Guarantor or its successors or assigns, and at the cost and expense of such Subsidiary Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction, termination or release of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty with respect to such Subsidiary Guarantor.
ARTICLE XII
Setoff
          If an Event of Default shall have occurred and be continuing, each Guaranteed Party and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Guaranteed Party or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of each Guarantor now or hereafter existing under this Guaranty held by such Guaranteed Party to the extent then due and owing, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty. Each Guaranteed Party agrees to notify such Guarantor promptly of its exercise of any rights under this Article, but the failure to provide such notice shall not otherwise limit its rights under this Article or result in any liability to such Guaranteed Party. The rights of each Guaranteed Party under this Article are in addition to other rights and remedies (including other rights of setoff) which such Guaranteed Party may have.
ARTICLE XIII
No Marshalling
          Each Guarantor consents and agrees that no Guaranteed Party or Person acting for or on behalf of any Guaranteed Party shall be under any obligation to marshal any assets in favor of such Guarantor or against or in payment of any or all of the Guaranteed Obligations.
ARTICLE XIV
Enforcement; Waivers; Amendments
          (a) No delay on the part of any Guaranteed Party in the exercise of any right or remedy arising under this Guaranty, the Amended and Restated Credit Agreement or any other Loan Document, any Swap Agreement or otherwise with respect to all or any part of the Guaranteed Obligations or any other guaranty of or security for all or any part of the Guaranteed Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. Failure by any Guaranteed Party at any time or times hereafter to require strict performance by the Borrower, any Subsidiary Guarantor or other Subsidiary of the Borrower, any other guarantor of all or any part of the Guaranteed Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document or Swap Agreement now or at any time hereafter executed by any such Persons and delivered to any Guaranteed Party shall not waive, affect or diminish any right of any Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act (except by a written instrument pursuant to Section 9.02 of the Amended and Restated Credit Agreement) or knowledge of any Guaranteed Party, or its respective agents, officers or employees. No action by any Guaranteed Party permitted hereunder shall in any way affect or impair any Guaranteed Party’s rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing to a Guaranteed Party shall be conclusive and binding on the Guarantors irrespective of whether the Borrower or any Subsidiary of the Borrower was a party to the suit or action in which such determination was made.
          (b) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or modified except pursuant to an agreement in writing entered into by each Subsidiary Guarantor, the Borrower and the Required Lenders or by each Subsidiary Guarantor, the Borrower and the Administrative Agent with the consent of the Required Lenders.
ARTICLE XV
Successors and Assigns
          This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantor and shall inure to the benefit of the Guaranteed Parties and their respective successors and assigns; all references herein to the Borrower, the Guarantors, the Subsidiary Guarantors and the Subsidiaries of the Borrower shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors shall include, without limitation, their respective receivers, trustees and debtors in possession. All references to the singular shall be deemed to include the plural where the context so requires.
ARTICLE XVI
[Reserved]
ARTICLE XVII
Governing Law
          This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
ARTICLE XVIII
Submission to Jurisdiction; Service of Process

          (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Guaranty against any Guarantor or its properties in the courts of any jurisdiction.
          (b) Each Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Guaranty or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Guarantor care of the Borrower at the Borrower’s address specified in Section 9.01 of the Amended and Restated Credit Agreement. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Nothing contained in this Article XVIII shall affect the right of the Administrative Agent or any other Guaranteed Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.
ARTICLE XIX
Waiver of Judicial Bond
          To the fullest extent permitted by applicable law, each Guarantor waives the requirement to post any bond that otherwise may be required of any Guaranteed Party in connection with any judicial proceeding to enforce such Guaranteed Party’s rights to payment hereunder or in connection with any other legal or equitable action or proceeding arising out of, in connection with, or related to this Guaranty and the Loan Documents to which it is a party.
ARTICLE XX
Certain Terms
          The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.

ARTICLE XXI
Waiver of Jury Trial
          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE.
ARTICLE XXII
Notices
          Any notice or other communication herein required or permitted shall be given as provided in Section 9.01 of the Amended and Restated Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Borrower.
ARTICLE XXIII
Severability
          Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
ARTICLE XXIV
Costs and Expenses
          In accordance with the provisions of Section 9.03 of the Amended and Restated Credit Agreement, each Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guaranteed Parties upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guaranteed Parties in enforcing this Guaranty against such Guarantor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

ARTICLE XXV
Waiver of Consequential Damages
          EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGE IN ANY LEGAL ACTION OR PROCEEDING IN RESPECT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.
ARTICLE XXVI
Entire Agreement
          This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantor, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.
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